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                                                                   Exhibit 10(e)



                           EMPLOYMENT AGREEMENT AMONG
           COMPMANAGEMENT, INC., COMPMANAGEMENT HEALTH SYSTEMS, INC.,
               AND JONATHAN R. WAGNER, DATED AS OF JANUARY 1, 2000

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                              EMPLOYMENT AGREEMENT
                              --------------------

         This agreement is made effective as of January 1, 2000, among CompManagement, Inc., an Ohio corporation ("CMI"), CompManagement Health Systems, Inc., an Ohio corporation ("CHS") (CMI and CHS are hereinafter referred to collectively or individually, as the context may require, as the "Company"), and Jonathan R. Wagner (the "Employee"), who hereby agree as follows:

         ss.1. Employment. The terms and conditions of this agreement shall supersede and replace in their entirety the terms and conditions of the Employment Agreement between CMI and the Employee dated as of July 21, 1995, as amended (the "Prior Employment Agreement"); provided, however, that no provisions of this agreement shall supersede or replace any noncompetition and/or confidentiality provisions contained in the Prior Employment Agreement, which noncompetition and confidentiality provisions are restated in, and continued pursuant to, this agreement. The Company hereby renews and continues the Employee's employment, and the Employee hereby accepts such employment renewal and continuation by the Company, on the terms and subject to the conditions set forth in this agreement.

         ss.2. Term of Employment. The term of the Employee's employment by the Company as renewed pursuant to this agreement shall begin on the effective date of this agreement and shall end, unless sooner terminated in accordance with the provisions of ss.9, below, on December 31, 2002 (the "First Term"). Unless terminated in accordance with the provisions of ss.9, below, the Employee's employment under this agreement shall automatically continue after the expiration of the First Term upon the same terms and conditions contained in this agreement, or upon such other terms and conditions to which the parties may mutually agree in writing, for successive two-year periods (each a "Renewal Term"), commencing on the day following the termination date of the First Term or the preceding Renewal Term, as the case may be, and ending, unless sooner terminated in accordance with the provisions of ss.9, below, on the second anniversary of the applicable termination date.

         ss.3. Services. The Employee shall continue to serve as the President of CMI. As such, the Employee shall perform such services as may be reasonably assigned to him in order to enable him to carry out the responsibilities and authority granted to him under this agreement. The Employee shall devote his full business time, attention, energy, and skill to the Company's business, provided that he shall be entitled to take vacations and sick leaves as may be provided pursuant to this agreement or the Company's established policies. The Employee shall not engage in any business or investment activity (whether or not competitive with the Company) which requires any substantial time on his part.

         ss.4. Responsibilities; Authority. As the President of CMI, the Employee shall be responsible for supervising and managing the day-to-day business operations of CMI and for supervising and implementing the policies and operating programs, budgets, procedures, and directions established or changed from time to time (collectively, the "Policies and Programs") by (i) the Chairman of the Board, the Chief Executive Officer, or the Board of Directors of CMI,

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or (ii) the Chairman of the Board or the Board of Directors of Health Power,
Inc., a Delaware corporation ("Health Power"), which is the parent of CMI. Such responsibilities shall include, without limitation, the following: developing CMI's financial and operational goals and objectives and implementing strategies to achieve such goals and objectives within budgeted amounts; planning and developing CMI's financial and operational budgets and projections; assisting department managers with developing financial and operational goals and objectives for each department of CMI and implementing strategies to achieve such goals and objectives within such department's budgeted amounts; coordinating and supervising the accounting and financial operations of CMI; hiring, training, supervising, and discharging employees; and performing all other activities relating to the management and day-to-day operations of CMI's business. The Employee shall report to the Chief Executive Officer of CMI and shall consult with the Chief Executive Officer of CMI, from time to time, on all matters relating to the business policies and financial planning of and for CMI.

         The Employee shall have the authority on behalf of CMI to manage and conduct the day-to-day operations of CMI in the ordinary course of its business pursuant to the Policies and Programs of CMI and the Policies and Programs of Health Power which are applicable to CMI, provided that the Employee shall not take any of the following actions without the prior approval of the Chief Executive Officer or of the Board of CMI:

                  (a) Incur capital expenditures or acquire assets having a price in excess of $50,000 or incur expenditures, debts, liabilities, or other financial commitments in excess of $50,000, unless the incurrance of such expenditures, debts, liabilities, or other financial commitments or the acquisition of such assets are in accordance with budgets previously approved by the Board of Directors of CMI;

                  (b) Grant any mortgage, security interest, or other encumbrance on any assets of CMI;

                  (c) Employ, change the compensation, or terminate the employment of any management employees of CMI; or enter into any employment agreement not terminable at the will of CMI; or

                  (d) Enter into any transaction, agreement, or take any other action that is outside the ordinary course of CMI's business or contrary to the Policies and Programs of CMI or the Policies and Programs of Health Power applicable to CMI.

         ss.5. Compensation. The Employee shall receive the following compensation:

                  (a) Base Salary. A base salary of $260,000 per annum, or, if the term of the Employee's employment is renewed, such greater base salary (the "Base Salary") as may be approved by Health Power's Compensation Committee (the "Committee") from time to time, payable in accordance with the Company's general policies for payment of compensation to its salaried personnel.

                  (b) Sales Commissions. Sales commissions as provided inss.6, below.

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                  (c) Performance-Based Incentive Bonus. An annual
         performance-based cash incentive bonus in an amount up to 35% of the Base Salary (the "Bonus"). The Bonus shall be earned and paid in accordance with the Health Power, Inc. Performance-Based Incentive Compensation Plan (the "Incentive Plan"). Under the Incentive Plan, beginning with the 2000 Calendar Year (as defined in ss.6(d), below), and continuing for each Calendar Year thereafter during the First Term or any Renewal Term, as the case may be (each a "Performance Year"), the Committee shall establish in writing objective performance criteria or goals to be achieved by the Employee for that Performance Year (the "Performance Goals"). The Performance Goals shall be based upon the performance measures set forth in the Incentive Plan. A copy of the Performance Goals as established by the Committee shall be provided to the Employee. After the completion of each Performance Year, the Committee shall review the achievement of the Performance Goals by the Employee and make a determination as to the amount of the Bonus earned by the Employee based upon the Employee's achievement of such Performance Goals. The Bonus shall be payable as provided in the Incentive Plan.

                  (d) Stock Options. Incentive stock options (the "Options") to purchase up to 70,000 shares of common stock, $0.01 par value (the "Shares"), of Health Power under the proposed Health Power, Inc. 2000 Management Stock Option Plan (the "Management Plan"). The Company covenants to the Employee as follows: (i) the Company will take all actions necessary to present the Management Plan to the directors of Health Power for their approval at their March 2000 quarterly Board of Directors meeting; (ii) if the Management Plan is approved of by the directors, the Company will take all actions necessary to reserve a sufficient number of Shares for issuance upon the exercise of the Options; and (iii) if the Management Plan is approved of by the directors, the Company will thereafter take all actions necessary to present the Management Plan to the stockholders of Health Power for their approval at Health Power's 2000 annual meeting of stockholders. The Employee acknowledges and understands that (A) the grant of the Options to the Employee is subject to the condition that the Management Plan be approved by the directors of Health Power, and (B) the grant of the Options to the Employee is further subject to the condition that the Management Plan be approved by the stockholders of Health Power at such annual meeting, and that if such approval is not received from stockholders, the grant of the Options shall be automatically null and void and without further force or effect

                  If the Management Plan is approved by Health Power's directors and stockholders, then the Options shall be at an exercise price equal to the closing market price of the Shares on the last business day immediately preceding the date of the 2000 annual meeting. No Options shall vest until December 31, 2000. On December 31, 2000, and on each December 31 thereafter until December 31, 2004, 14,000 Options shall become fully vested in the name of the Employee. Upon receipt of stockholder approval of the Management Plan, the Employee and Health Power shall enter into a stock option agreement (the "Stock Option Agreement") reflecting the grant of the Options on the foregoing terms. The grant of the Options and the exercise thereof shall be subject to all of the terms and conditions of the Management Plan and the Stock Option Agreement.

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                  (e) Automobile Allowance. $600 per month as an automobile
         allowance plus reimbursement of automobile expenses in accordance with the Company's policies, subject to the submission of appropriate reports to the Company.

                  (f) Corporate Golf Membership. Participation in a corporate membership at the Heritage Golf Club.

         ss.6. Sales Commissions. The Employee shall receive the following sales commissions:

                  (a) CMI Sales Commissions. The Company shall pay to the Employee sales commissions on the CMI Fees (as defined below) generated by the sales efforts of the Employee (the "CMI Sales Commissions"). The CMI Sales Commissions shall be in an amount up to (i) 25% of the amount (subject to allocation as described in subsection (d), below) of the CMI Fees for the first year of business from a CMI Employer (as defined below), which CMI Fees were generated by the sales efforts of the Employee, plus (ii) 25% of the amount (subject to allocation as described in subsection (d), below) of the increase in CMI Fees from one Calendar Year to the next Calendar Year from CMI Employers who are part of group rating plans of CMI, which CMI Fees were generated by the sales efforts of the Employee.

                  CMI Sales Commissions shall be payable on CMI Fees applicable to CMI Employers located in any state or jurisdiction in which CMI is authorized and approved to conduct business. With respect to a business acquisition by CMI (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no CMI Sales Commissions shall be payable with respect to any fees received by CMI from any employer who, at the time of such acquisition, was a client or customer of the business acquired by CMI, except to the extent payable pursuant to (ii) of this subsection (a).

                  For purposes of this agreement: (A) "CMI Fees" shall mean fees payable to CMI for its performance of third party administrative services for workers' compensation and unemployment compensation claims on behalf of CMI Employers; and (B) a "CMI Employer" shall mean any employer which receives third party administrative services for workers' compensation or unemployment compensation claims from CMI.

                  (b) CHS Sales Commissions. The Company shall pay to the Employee sales commissions on the CHS Fees (as defined below) generated by the sales efforts of the Employee (the "CHS Sales Commissions") in an amount up to 25% of the amount (subject to allocation as described in subsection (d), below) of the CHS Fees for the first year of business from a CHS Employer, which CHS Fees were generated by the sales efforts of the Employee.

                  CHS Sales Commissions shall be payable on CHS Fees applicable to CHS Employers located in any state or jurisdiction in which CHS is authorized and approved

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         to conduct business. With respect to a business acquisition by CHS
         (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no CHS Sales Commissions shall be payable with respect to any fees received by CHS from any employer who, at the time of such acquisition, was a client or customer of the business acquired by CHS.

                  For purposes of this agreement: (A) "CHS Fees" shall mean the fees payable to CHS for its performance of managed care organization ("MCO") services on behalf of CHS Employers; and (B) a "CHS Employer" is any employer which receives MCO services from CHS.

                  (c) Sales Commissions on Other Services and Products. In addition to the payment of sales commissions relating to third party administrative services for workers' compensation and unemployment compensation claims and MCO services, as described above, the Company shall pay to the Employee sales commissions on fees payable to the Company with respect to the Company's other services and/or products (collectively, the "Other Services"), which fees were generated by the sales efforts of the Employee. Such sales commissions shall be payable only on the first year of fees payable by a customer of the Company for one or more of the Other Services. The amount of sales commissions for Other Services shall vary with respect to each service or product offered by the Company, with the amount of sales commissions ranging from 10% to up to 25% of the fees for each Other Service. The amount of sales commissions for each Other Service shall be determined by the Chief Executive Officer of the Company and shall be subject to allocation as described in subsection (d), below.

                  With respect to a business acquisition by the Company (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no sales commissions on Other Services shall be payable with respect to any fees received by the Company from any customer who, at the time of such acquisition, was receiving such service or product from the business acquired by the Company.

                  (d) Allocation of Commissions. The Employee acknowledges and agrees that the sales commission amount described in subsections (a),
         (b), and (c), above, represents the total amount of sales commissions which are payable with respect to the service or product described in that subsection, and that the sales commission amount may be allocated by the Company among all of the salespersons participating in the sales effort to that employer or customer. The Chief Executive Officer of the Company shall have the authority to allocate the sales commission amount in any manner such officer deems appropriate, in his reasonable discretion. In the event of any dispute regarding the allocation by the Chief Executive Officer of the sales commission amount, such dispute shall be referred to, and resolved by, the Committee, whose determination shall be binding and conclusive on all parties.

                  (e) Miscellaneous. All sales commissions described in this ss.6 shall be determined on a Calendar Year basis. The payment of the CMI Sales Commissions shall accrue upon the execution of a contract with the CMI Employer. The payment of the

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         CHS Sales Commissions shall accrue upon (i) CHS receiving notification from the appropriate state agency that the CHS Employer has selected CHS as its MCO, or (ii) the execution of a contract with the CHS Employer. The payment of the sales commissions on Other Services shall accrue upon the execution of a contract with the party receiving the Other Services. In no event shall there exist any obligation to pay any sales commissions under this ss.6 unless and until the corresponding fees has been received from the employer or customer. For purposes of this ss.6 only, the term "CMI" shall include any Health Power Company (as defined in ss.10(g), below) that performs third party administrative services for workers' compensation and unemployment compensation claims, the term "CHS" shall include any Health Power Company that performs MCO services, and the term "Company shall mean the Health Power Company the performs the Other Services. For purposes of this agreement, a "Calendar Year" shall mean the period from January 1 through December 31 of the same year.

         ss.7. Fringe Benefits. The Employee shall be entitled to the following fringe benefits:

                  (a) Such fringe benefits and perquisites as may be generally provided by the Company to its salaried personnel pursuant to the Company's established policies.

                  (b) Payment of the premiums with respect to the Employee's existing death and disability insurance policies.

         ss.8. Severance Pay. If the Employee's employment is terminated by the Company for any reason other than "just cause" (as defined inss.9, below), or is terminated by either the Company or the Employee at the expiration of the First Term or any Renewal Term, then the Employee shall receive the following:

                  (a) Payment of any Base Salary, CMI Sales Commissions, CHS Sales Commissions, and vacation pay accrued through the date of termination of employment.

                  (b) Severance pay in an amount equal to (i) an amount equal to two times the Base Salary in effect at the time of termination of employment, plus (ii) an amount equal to the aggregate amount of CMI Sales Commissions and CHS Sales Commissions earned by the Employee pursuant to ss.6, above, for the Calendar Year of termination (if such termination is at the expiration of the First Term or a Renewal Term) or the Calendar Year immediately prior to termination (in any other case), but only with respect to those CMI Employers and CHS Employers who renew or maintain their business with the Company during the one-year period immediately after such termination.

                  (c) Benefits comparable to the fringe benefits described in ss.7, above, until the earlier of two years from the date of termination or the date any such benefit is provided to the Employee by another employer.

         If the severance compensation under this section would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance compensation shall be reduced to the largest amount as will result in no portion

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of the severance compensation payments under this section being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

         Payment of the amounts described in subsection (a), above, shall be made within 30 days after the termination of employment and payment of the amounts described in subsection (b), above, shall be made over a two-year period commencing with the termination of employment, in the same manner as the Base Salary is paid during employment.

         In the event of termination of the Employee's employment by the Company for just cause, the Employee shall be entitled to accrued compensation as provided in subsection (a), above, and to no further compensation.

         If the Employee receives severance pay in accordance with subsection
(b), above, due to a termination of employment by the Employee at the expiration of the First Term or any Renewal Term, and if during the two-year payment period the Employee is compensated for services rendered either for an employer or as an independent consultant, the amount of such compensation shall be used to offset the Company's obligations to make the severance payments under subsection
(b), above; provided, however, that the Employee shall not be obligated to seek other employment during such two-year period. If the Employee receives severance pay in accordance with subsection (b), above, due to any other event, the Employee shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Employee under such subsection, nor shall the Employee's acceptance of other employment affect the Company's obligation to make the severance payments required under subsection (b), above.

         The Employee, the Company, and Health Power are parties to an Executive Severance Benefits Agreement dated as of August 26, 1999, as such agreement may be hereafter amended (the "Executive Severance Benefits Agreement"). No breach of this agreement shall occur if the Employee's employment is terminated in such a manner that entitles him to receive benefits under the Executive Severance Benefits Agreement. Furthermore, if the Employee receives benefits under the Executive Severance Benefits Agreement, then such benefits shall be the exclusive severance benefits receivable by the Employee from the Company, and the benefits received under the Executive Severance Benefits Agreement shall supersede and replace any and all severance benefits that the Employee may be entitled to receive from the Company under this ss.8. The Executive Severance Benefits Agreement shall not supersede or replace the Employee's severance benefits that the Employee may be entitled to receive from the Company under this ss.8 if the Employee is not entitled to receive the severance benefits accorded to the Employee under the Executive Severance Benefits Agreement.

         ss.9. Termination of Employment. The Employee's employment under this agreement may be terminated:

                  (a) By the Company upon the occurrence of any event which constitutes just cause, as defined below, or at any time thereafter.

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                  (b) By the Employee or the Company, with or without cause, at the end of the First Term or any Renewal Term upon giving not less than 45 days advance written notice prior to the end of the First Term or the Renewal Term then in effect, as the case may be, provided that the Employee shall continue to perform all services under this agreement until the earlier of: (i) the expiration date of such 45 day period; or
         (ii) any earlier date which may be specified by the Company. If the Employee's employment is terminated pursuant to this subsection (b), then the Employee shall be entitled to receive the severance pay and benefits described in ss.8(b) and (c), above.

                  (c) By the Company for any reason other than just cause upon the giving of written notice to the Employee. If the Employee's employment is terminated pursuant to this subsection (c), then Employee shall be entitled to receive the severance pay and benefits described in ss.8(b) and (c), above.

         For purposes of this agreement, "just cause" shall mean the termination of the Employee for: (i) any act of habitual drunkenness; (ii) controlled substance abuse; (iii) dishonesty; (iv) criminal conduct (excluding minor traffic offenses); (v) acts of violence or willful destruction of Company property; (vi) falsification of any Company records or withholding of any relevant information; (vii) unethical or immoral behavior; (viii) being intoxicated or using intoxicants (drugs) not prescribed by a physician during working hours; (ix) theft, including unauthorized possession of Company property; (x) failure to perform the Employee's responsibilities and duties in accordance with the Policies and Programs of the Company or the Policies and Programs of Health Power applicable to the Company, other than any such Policies or Programs that would require the Employee to engage in any unethical, immoral, or criminal behavior, and failure to correct such failure within ten days after notice from the Company (specifying the corrective actions required) to do so or, if it is impossible to correct such failure within such ten days, failure to commence all possible actions to correct such failure within such ten days and thereafter to continue to pursue such actions until correction of such failure, or having corrected any such failure, fails to so perform appropriately at any time in the future (without the requirement of any additional notice from the Company); (xi) failure to fully perform and observe all obligations and conditions to be performed and observed by the Employee under this agreement, or under any other agreement between the Employee and the Company, and failure by the Employee to correct such failure within ten days after notice from the Company (specifying the corrective actions required) to do so or, if it is impossible to correct such failure within such ten days, failure to commence all possible actions to correct such failure within such ten days and thereafter to continue to pursue such actions until correction of such failure, or having corrected any such failure, fails to perform and observe all such obligations and conditions at any time in the future (without the requirement of any additional notice from the Company); (xii) failure to fully perform and observe all obligations and conditions to be performed and observed by the Employee which relate to obligations and conditions to be performed and observed by the Company under any material lease, agreement, note, or other document to which the Company is a party, and failure of the Employee to correct such failure within ten days after notice from the Company (specifying the corrective actions required) to do so or, if it is impossible to correct such failure within such ten days, failure to commence all possible actions to correct such failure within such ten days and thereafter to continue to pursue such actions until correction of such failure, or having so corrected any such failure, fails to

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perform and observe all such obligations and conditions at any time in the future (without the requirement of any additional notice from the Company); or
(xiii) death or long-term disability.

         For purposes of this agreement, a long-term disability shall mean that:
(A)(1) because of physical or mental incapacity, it is probable, in the opinion of a licensed physician selected by the Company and acceptable to the Employee (or his personal representative or guardian if the Employee is incapacitated), that the Employee will not be able to engage actively in full-time employment by the Company for a period of 120 days or longer, or (2) the Employee is disabled under the definition of the disability policy or policies maintained by the Company for the benefit of the Employee; or (B) the Company selects such a licensed physician and the Employee fails within a reasonable time to submit to any examinations reasonably requested by that licensed physician.

         ss.10. Noncompetition and Confidentiality. As part of a transaction in which Health Power acquired all of the outstanding capital stock of CMI, the Employee and CMI agreed to substantially the following provisions in the Prior Employment Agreement. The Company the Employee hereby reaffirm the noncompetition and confidentiality provisions of the Prior Employment Agreement and, in consideration of the increase in base salary, the cash incentive bonus, and the stock options being granted pursuant to the Management Plan, the Employee agrees as follows:

                  (a) The Employee shall not at any time, either during the term of his employment with the Company or any of the other Health Power Companies (as defined below), or after the termination of such employment for whatever reason,

                           (i) Disclose to anyone (except to the extent
                  necessary as a benefit to the Company in the performance of his duties and with prior written authorization by the Company) any trade secrets or confidential information, or

                           (ii) Solicit or seek to employ any employee of any
                  Health Power Company to leave the employ of such Company, or

                           (iii) Solicit, recruit, or otherwise attempt to
                  persuade the members or providers of any Health Power Company to leave such Company and do business with competing organizations.

                  For purposes of (ii) and (iii) of this subsection, publication of an advertisement or notice in a publication of general solicitation shall not constitute solicitation or recruitment.

                  (b) During the term of such employment, whatever it may be, and within two years following the termination of such employment for whatever reason (the "Non-Competition Period"), the Employee agrees that he shall not, directly or indirectly, on his own behalf, or as a member of any partnership, or as an officer, director, shareholder, agent, consultant, or employee of any other corporation or entity, compete with the Company or any of the other Health Power Companies or be engaged in, loan money or

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         credit to, own any interest in, be employed by or otherwise participate in any other business which competes with the Company or any of the other Health Power Companies in (i) Ohio or (ii) any other geographic location (A) where the Company or any of the other Health Power Companies conducted business during the term of the Employee's employment by the Company or (B) where the Company or any of the other Health Power Companies, with the Employee's knowledge, had taken documented steps toward expanding into during the term of the Employee's employment by the Company. The foregoing shall not be construed to prohibit the Employee from owning, directly or indirectly, less than 5% of the securities of any class of any company listed on a national securities exchange or traded in the over-the-counter securities market.

                  (c) The Employee understands that this section is an essential element of this agreement and that the Company would not have entered into this agreement without this section being included in it. The Employee has consulted with his legal counsel and has been fully advised concerning the reasonableness and propriety of this section in the specific context of the operations and business of the Company, and the Employee acknowledges that this section is reasonable and appropriate in all respects. In the event of any violation or attempted violation of this section, the Employee specifically acknowledges and agrees that the Company's remedy at law will be inadequate, that the Company, its business and business relationships will suffer irreparable injury and, therefore, the Company shall be entitled to injunctive relief upon such breach in addition to any other remedy to which it may be entitled, either in law or in equity, without the necessity of proof of actual damage.

                  (d) As used in this agreement, the terms "trade secrets" and "confidential information" shall mean any information acquired by the Employee in the course of his employment which is not generally known to the public and which, if revealed to unauthorized persons, would be detrimental to the reputation or business interests of the Company and the other Health Power Companies and includes, but is not limited to, any information relating to the Company's and its affiliates and subsidiaries' business operations and structure, sales methods, practices and techniques, technical know-how, advertising, or marketing methods and practices, its provider relationship and membership lists (including customer names and addresses), and the Company's and its affiliates or subsidiaries' relationships with suppliers, providers, and potential providers, employees, members and potential members or other persons or entities doing business with the Company.

                  (e) The Non-Competition Period shall be tolled during the period of any violation or attempted violation of this section by the Employee, and during such period the Company shall have no obligation to make any severance payment or provide any benefits to the Employee pursuant to ss.8(b) and (c), above. The Company shall provide notice to the Employee of any tolling of the Non-Competition Period.

                  (f) If any payment under ss.8(a) or (b), above, is not paid when due and remains unpaid ten days after notice is given to the Company by the Employee, a payment default shall exist. In the event of a payment default by the Company, the

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         Employee shall have the option to either (i) give notice to the Company that the Employee elects not to abide by the noncompetition provisions described in subsection (b), above, in which case the Employee shall be automatically released from all further obligations under subsection
         (b), above, and the Company shall be automatically released from all further obligations under ss.8(b) and (c), above, other than the Company's obligation to pay the Employee all accrued but unpaid severance payments to the date that such notice of election was received by the Company, or (ii) remain obligated under the noncompetition provisions described in subsection (b) and enforce the Company's obligations under ss.8(b) and (c), above. Notwithstanding the foregoing, a default shall not exist under this section if the non-payment is due to the Company exercising its rights under subsection (e) during the period of any violation or attempted violation of subsection (b) by the Employee.

                  (g) For the purposes of this agreement, the term "Health Power Companies" shall mean Health Power and all direct and indirect subsidiaries of Health Power, and the term "Health Power Company" shall mean Health Power or any direct or indirect subsidiary of Health Power.

         ss.11. Return of Records. Upon termination of employment, the Employee will deliver to the Company all records, reports, data, memoranda, notes, models, and equipment of any nature that are in the Employee's possession or under the Employee's control prepared or acquired in the course of the Employee's employment relationship with the Company. The Employee further agrees not to take any such information or data, or reproductions of such information or data, that relate to the business activities of the Company or to parties in a contract relationship with the Company.

         ss.12. Employee's Capacity. The Employee represents and warrants to the Company that he has the capacity and right to enter into this agreement and perform all his services under this agreement without any restriction whatsoever by any other agreement, other document, or otherwise.

         ss.13. Complete Agreement. This document and the Stock Option Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes any prior discussions, negotiations, representations, or agreements between them relating to the employment of the Employee; provided, however, that no provisions of this agreement shall supersede or replace any noncompetition and/or confidentiality provisions contained in the Prior Employment Agreement, which noncompetition and confidentiality provisions are restated in, and continued pursuant to, this agreement. No additions or other changes to this agreement shall be made or be binding on either party unless made in writing and signed by each party to this agreement.

         ss.14. Notices. All notices and other communications required or permitted to be given under this agreement to any party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that party at the telecopy number for that party set forth below, mailed by certified mail (return receipt requested) to the address for that party set forth below, or delivered to Federal Express, UPS, or any similar express delivery service for

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delivery to that party at the address set forth below (or to such other address or telecopy number as any party may have furnished in writing to the other party in the manner provided above):

         (a) If to the Company:

             CompManagement, Inc.
             6377 Emerald Parkway
             Dublin, Ohio  43016
             Attention:  Chairman
             Telecopy No.:  (614) 790-8208

             with a copy to:

             Baker & Hostetler LLP
             Capitol Square, Suite 2100
             65 East State Street
             Columbus, Ohio  43215-4260
             Attention:  Joseph P. Boeckman, Esq.
             Facsimile No.:  (614) 462-2616

         (b) If to the Employee

             Jonathan R. Wagner

             --------------------

             --------------------
             Dublin, Ohio  43017
             Telecopy No.:  _____________________

         ss.15. Governing Law. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio.

         ss.16. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdictions determines that it is impossible or violative of any legal prohibition to construe any provision of this agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, that shall in no way affect the validity of the other provisions of this agreement which shall remain in full force and effect.

         ss.17. Nonwaiver. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect or

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constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

         ss.18. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

         ss.19. Successors. This agreement shall be personal to the Employee and no rights or obligations of the Employee under this agreement may be assigned by him. Except as described in the preceding sentence, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this agreement. The Company and Health Power shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Employee, expressly to assume and agree to perform this agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. Health Power, as the sole shareholder of the Company, has executed this agreement to evidence its agreement to be bound by the provisions of this ss.19 and to be subject to the obligations under ss.8 of this agreement resulting from a breach of this ss.19.


COMPMANAGEMENT, INC.



By /s/ Bernard F. Master, D.O.                /s/ Jonathan R. Wagner
  --------------------------------------     ------------------------------
  Bernard F. Master, D.O., Chairman          JONATHAN R. WAGNER


COMPMANAGEMENT HEALTH                        HEALTH POWER, INC.
   SYSTEMS, INC.


By /s/ Bernard F. Master, D.O.               By /s/ Bernard F. Master, D.O.
  --------------------------------------       ----------------------------
  Bernard F. Master, D.O., Chairman            Bernard F. Master, D.O., Chairman


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